Exhibit 99.3

SONIC AUTOMOTIVE, INC.

OFFER TO EXCHANGE

9.0 % Senior Subordinated Notes Due 2018, Series B,
Which Have Been Registered Under The Securities Act of 1933, As Amended
For Any And All Outstanding
9.0% Senior Subordinated Notes Due 2018, Series A,
Which Have Not Been Registered Under The Securities Act of 1933, As Amended

To Our Clients:

We are enclosing herewith a Prospectus, dated               , 2010 of Sonic Automotive, Inc. and a related Letter of Transmittal relating to the offer (the “Exchange Offer”) by Sonic Automotive, Inc. (the “Company”) to exchange up to $210,000,000 aggregate principal amount of its new 9.0% Senior Subordinated Notes due 2018, Series B (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $210,000,000 aggregate principal amount of its new 9.0% Senior Subordinated Notes due 2018, Series A (the “Old Notes”) upon the terms and subject to the conditions set forth in the Prospectus, dated               , 2010, and the related Letter of Transmittal.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON               , 2010, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OLD NOTES BEING TENDERED.

We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) that any New Notes acquired in exchange for Old Notes tendered in the Exchange Offer hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the holder of such Old Notes nor any such other person is engaged in, or intends to engage in, a distribution of such New Notes, or has an arrangement or understanding with any person to participate in the distribution of such New Notes or in the exchange offer for the purpose of distributing the New Notes, is not a broker-dealer tendering Old Notes acquired directly from the Company for its own account, and (iii) neither the holder of such Old Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company or, if such holder or any such other person is an “affiliate”, that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of the Company or any of the guarantors within the meaning of Rule 405 under the Securities Act), it must also represent that such Old Notes held by the broker-dealer are held only as a nominee or that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes issued in the Exchange Offer. By so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,